Exhibit 99.01

News Release

Brooke Corporation Announces Sale of Common Stock

OVERLAND PARK, Kan., June 29, 2007 – Brooke Corporation (Nasdaq: BXXX) announced today the sale of 1,500,000 shares of common stock at the price of $13.50 per share for a total offering size of $20,250,000 in a negotiated private placement transaction with institutional investors led by Jayhawk Institutional Partners, L.P., a fund managed by Jayhawk Capital Management, L.L.C.. Oppenheimer & Co. served as the placement agent for the offering.

The net offering proceeds will be used to repay short-term debt incurred to expand the business activities of Brooke Corporation’s operating subsidiaries, including the acquisition of a non standard auto insurance company that sells insurance through Brooke’s insurance agency network.

In conjunction with the Common Stock sale, warrants were issued to purchase 750,000 shares of Brooke Corporation common stock at an exercise price of $16.20, subject to anti-dilution adjustments. These warrants are exercisable immediately and expire after 60 months.

Pursuant to an agreement with the investors, Brooke Corporation is required to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors as well as the shares of common stock issuable upon exercise of the warrants.

This announcement of the Common Stock sale appears as a matter of record only. The shares of common stock sold in the private placement were not registered under the Securities Act of 1933, as amended or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements. The shares were offered and sold to selected institutional investors.

About Brooke Corporation … Brooke Corporation is listed on the Nasdaq Global Market under the symbol “BXXX”. Brooke Corporation is a holding company with two primary operating subsidiaries. Its wholly owned subsidiary, Brooke Franchise Corporation, distributes insurance and banking services through a network of more than 800 franchise locations. Brooke Franchise was named the 22nd largest U.S. insurance agency by Business Insurance magazine (2006) and the country’s No. 37 top franchise opportunity by Entrepreneur magazine (2007). Its wholly owned subsidiary, Brooke Credit Corporation, originates loans to insurance agencies and related businesses. Brooke Credit’s loan portfolio balances totaled approximately $545.9 million on May, 31, 2007.

Contact… Anita Larson, Brooke Corporation, larsa@brookecorp.com or 913-661-0123

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward- looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.